UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 9, 2016

(Date of earliest event reported)

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

281 Tresser Boulevard, 9th Floor Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 7, 2016, the Board of Directors (the “Board”) of Loxo Oncology, Inc. (“Loxo”) appointed Steven D. Harr as an independent Class I director, with a term that will expire at Loxo’s annual stockholder meeting in 2018.

As CFO and head of corporate development at Juno Therapeutics, Dr. Harr leads the finance organization and corporate strategy. From May 2010 until joining Juno in April 2014, Dr. Harr was managing director and head of Biotechnology Investment Banking at Morgan Stanley. Prior to his investment banking role at Morgan Stanley, Dr. Harr was Morgan Stanley’s lead biotech research analyst and co-head of Global Healthcare Research. Dr. Harr received a B.A. in economics from College of the Holy Cross in 1993 and an M.D. from The Johns Hopkins University School of Medicine in 1998. Dr. Harr was a resident in internal medicine at the University of California, San Francisco from 1998 to 2000.  Dr. Harr is also a member of the board of directors of JW Therapeutics.

Loxo issued a press release announcing Dr. Harr’s appointment to the Board on November 9, 2016, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

Date: November 9, 2016	By:	/s/ Joshua H. Bilenker, M.D.
	Name:	Joshua H. Bilenker, M.D.
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 9, 2016